Exhibit 99.3

UHOS Q4 2014 Earnings Teleconference March 24, 2015

Forward Looking Statements Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. believes statements in this presentation looking forward in time involve risks and uncertainties based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding forward-looking statements and risk factors that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the SEC, which can be accessed at www.UHS.com under “Financials.” This presentation contains non-GAAP measures as defined by SEC rules. Reconciliations of these measures to the most directly comparable GAAP measures are contained in the appendix.

2014 Update Update on CEO Search Business Results and Overall Perspective

Financial Review

SUPPLEMENTAL & PEAK NEEDS USAGE SOLUTIONS CUSTOMIZED EQUIPMENT AGREEMENTS SOLUTIONS 360 ON-SITE MANAGED SOLUTIONS SPECIALTY MEDICAL EQUIPMENT SALES, DISTRIBUTION AND DISPOSAL SOLUTIONS Trend Analysis Advances in 360 solutions were offset by declines in NPWT device rental and disposable revenue related to Smith & Nephew of approximately $8.0 million in 2014. Margin rate increases in Q4 reflect a favorable sales mix shift and a stronger flu season. Medical Equipment Solutions * Excludes Asset Impairment charges of $0.0 for Q4 2014 and $2.0 for YTD 2014 (In millions) 2014 2013 % Chg 2014 2013 % Chg Revenues 68.7 $ 70.4 $ -2.4% 285.5 $ 285.5 $ 0.0% Cash Gross Margin 37.9 37.8 0.3% 160.7 161.4 -0.4% % of Revenue 55.2% 53.7% 56.3% 56.5% Historical Depreciation * (17.2) (18.3) (71.0) (72.4) Gross Margin * 20.7 $ 19.5 $ 6.5% 89.7 $ 89.0 $ 0.8% % of Revenue 30.1% 27.7% 31.4% 31.2% December YTD 4th Quarter

 SUPPLEMENTAL MAINTENANCE AND REPAIR SOLUTIONS 360 ON-SITE MANAGED SOLUTIONS MANUFACTURING SERVICES SOLUTIONS Trend Analysis Solid revenue growth in Q4 with advances in certain managed solutions. Margin rate declines resulted from reductions in the mix of Manufacturing Services and a higher level of vendor expenses on equipment related to lower margin programs. Clinical Engineering Solutions (In millions) 2014 2013 % Chg 2014 2013 % Chg Revenues 23.6 $ 21.9 $ 7.7% 92.1 $ 86.9 $ 6.0% Cash Gross Margin 4.7 4.4 6.8% 19.5 19.9 -2.0% % of Revenue 19.9% 20.1% 21.2% 22.9% Historical Depreciation (0.3) (0.2) (1.0) (0.8) Gross Margin 4.4 $ 4.2 $ 3.4% 18.5 $ 19.1 $ -3.3% % of Revenue 18.4% 19.2% 20.1% 22.0% 4th Quarter December YTD

 * Refer to Appendix for ASC 805 depreciation on the Depreciation & Amortization Reconciliation Trend Analysis Organic revenue trend continues to show solid growth at over 5% for 2014. Cash margin rate improvements were driven by both higher leverage from volume growth and some shift to higher margin modalities. Surgical Services ON-DEMAND AND SCHEDULED USAGE SOLUTIONS 360 ON-SITE MANAGED SOLUTIONS (In millions) 2014 2013 % Chg 2014 2013 % Chg Revenues 15.2 $ 14.6 $ 4.1% 59.1 $ 56.1 $ 5.4% Cash Gross Margin * 7.2 6.4 12.5% 27.3 25.2 8.3% % of Revenue 47.4% 43.8% 46.2% 44.9% Historical Depreciation (1.7) (1.4) (5.8) (5.1) Gross Margin * 5.5 $ 5.0 $ 10.0% 21.5 $ 20.1 $ 7.0% % of Revenue 36.2% 34.2% 36.4% 35.8% 4th Quarter December YTD

* Refer to Appendix for ASC 805 depreciation and Asset Impairment charge on the Depreciation & Amortization Reconciliation Selected Financial Data (In millions) 2014 2013 % Chg 2014 2013 % Chg Consolidated Revenues 107.5 $ 106.9 $ 0.6% 436.7 $ 428.4 $ 1.8% Cash Gross Margin 49.8 48.6 2.5% 207.5 206.5 0.5% % of Revenues 46.3% 45.5% 47.5% 48.2% Historical Depreciation (19.2) (19.9) (77.8) (78.3) Gross Margin * 30.6 28.7 6.6% 129.7 128.2 1.2% % of Revenues 28.5% 26.8% 29.7% 29.9% Cash SG&A 20.4 18.4 10.9% 87.3 86.2 1.3% % of Revenues 19.0% 17.2% 20.0% 20.1% Non Controlling Interest 0.1 0.2 0.5 0.7 % of Revenues 0.1% 0.2% 0.1% 0.2% Adjusted EBITDA 29.3 $ 30.0 $ 119.7 $ 119.6 $ 0.1% 4th Quarter December YTD

Capital Structure / Liquidity Liquidity Remains Strong (In millions) 12/31/2014 12/31/2013 Original Notes - 7.625% 425.0 425.0 Add-on Notes - 7.625% 220.0 220.0 Credit Facility 39.0 33.0 Consolidated Capital Leases 15.1 20.1 Subtotal Debt 699.1 698.1 Add: Accrued Interest 18.8 18.9 Total Debt and Interest 717.9 717.0 Memo Adjusted EBITDA 119.7 $ 119.6 $ Leverage* 6.0 6.0 *Excludes unamortized bond premium of $11.1 and $12.7 for 2014 and 2013. Refer to Appendix for reconciliation of Adjusted EBITDA Capital Structure (In millions) 2014 Credit Facility 235.0 $ Borrowing Base 178.3 Borrowings/LOC 42.6 Available Liquidity 135.7 Memo Revolver maturity - July 2017 Original and Add-on Notes maturity - August 2020 Liquidity

2014 Previous Guidance 2014 Actual Guidance Adjusted EBITDA $115 - $119 $119.7 $110 Accrual CAPEX $62 +/- $55 $50 Year-end Leverage 6.2 +/- 6.0x 6.5 (In millions) Street Guidance for 2015

EBITDA Reconciliation: 2014 & 2013 EBITDA Reconciliation: 2008 – 2014 Selected Reconciliations Depreciation and Amortization Reconciliation Appendix

Adjusted EBITDA Reconciliation. Adjusted EBITDA is defined by UHS as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), before management, board and strategic fees, stock option expense, reorganization costs, ASC 805 impact, loss on extinguishment of debt, transaction and related costs, and non-recurring, unusual or infrequent expenses. In addition to using Adjusted EBITDA internally as a measure of operational performance, we disclose Adjusted EBITDA externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. Management also understands that some industry analysts and investors consider Adjusted EBITDA as a supplementary non-GAAP financial measure useful in analyzing a company’s ability to service debt. Adjusted EBITDA, however, is not a measure of financial performance under Generally Accepted Accounting Principals (“GAAP”) and should not be considered as an alternative to, or more meaningful than, net income as a measure of operating performance or to cash flows from operating, investing or financing activities or as a measure of liquidity. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying interpretations and calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA does not represent an amount of funds that is available for management’s discretionary use. A reconciliation of consolidated net income (loss) to EBITDA and Adjusted EBITDA is included below. (Draft) (Draft) EBITDA Reconciliation (In millions) 2014 2013 2014 2013 Net loss attributable to UHS (13.7) $ (10.6) $ (66.5) $ (43.0) $ Interest expense 13.3 13.3 53.3 55.0 Provision (benefit) for income taxes 0.2 0.2 (13.1) (0.2) Depreciation and amortization 24.3 25.3 100.1 98.8 EBITDA 24.1 28.2 73.8 110.6 Intangible asset impairment charge - - 34.9 - Management, board & strategic fees 2.4 1.3 5.6 5.4 Loss on extinguishment of debt - - - 1.9 Restructuring, acquisition and integration expenses 1.3 - 3.1 0.2 Stock option expense 1.5 0.5 2.3 1.5 Adjusted EBITDA 29.3 $ 30.0 $ 119.7 $ 119.6 $ December YTD 4th Quarter

EBITDA Reconciliation: 2008 – 2014

UHS
Universal | Hospital | Services®

(In millions)	2008	2009	2010	2011	2012	2013	2014
Net Loss attributable to UHS*	$ (23.5)	$ (18.6)	$ (29.1)	$ (22.4)	$ (35.2)	$ (43.0)	$ (66.5)
Interest expense	46.9	46.5	46.5	55.0	55.7	55.0	53.3
Provision (benefit) for income taxes	(15.4)	(11.5)	1.7	(8.2)	(2.6)	(0.2)	(13.1)
Depreciation and amortization	85.8	87.0	91.7	96.5	96.7	98.8	100.1
EBITDA*	93.8	103.4	110.8	120.9	114.6	110.6	73.8
Intangible asset impairment charge	-	-	-	-	-	-	34.9
Management, board & strategic fees	1.3	1.3	2.4	7.3	2.6	5.4	5.6
Loss on extinguishment of debt	-	-	-	-	12.3	1.9	-
Restructuring, acquisition, and integration expenses	-	-	-	-	7.2	0.2	3.1
Stock option expense	2.5	1.3	7.3	4.3	4.0	1.5	2.3
ASC 805 impact	2.3	2.0	1.1	0.9	0.1	-	-
Recapitalization, company sale, stock compensation and severance expenses	-	-	-	-	-	-	-
Other	0.1	-	-	-	-	-	-
Adjusted EBITDA*	$100.0	$108.0	$121.6	$133.4	$ 140.8	$ 119.6	$ 119.7
Memo							
Total Revenue	$289.1	$297.2	$312.1	$355.2	$ 415.3	$ 428.4	$ 436.7
Total Debt & Accrued Int, Less Cash & Investments	$521.7	$522.3	$528.6	$674.8	$ 712.8	$ 717.0	$ 717.9
Leverage (Total Net Debt & Accrued Interest Less Cash & Investments/ LTM adj EBITDA)**	5.2	4.8	4.5	5.6	5.8	6.0	6.0

* Includes recall gains of $4.4, $15.4 and $18.6 for 2010, 2011, and 2012.
** Excludes recall gains of $4.4, $15.4 and $18.6 for 2010, 2011, and 2012

Selected Reconciliations (In millions) 2014 2013 2014 2013 Gross Margin ASC 805 Impact Depreciation - Surgical Services 0.2 $ 0.2 $ 0.9 $ 1.0 $ Total Gross Margin ASC 805 Impact 0.2 0.2 0.9 1.0 SG&A per GAAP to Cash SG&A SG&A per GAAP 28.9 25.4 114.6 112.6 Management, Board, & Strategic Fees (2.1) (1.3) (5.6) (5.4) Stock Option Expense (1.5) (0.5) (2.3) (1.5) Historical Depreciation & Amortization (1.8) (1.8) (6.6) (5.7) ASC 805 Depreciation & Amortization (3.1) (3.4) (12.8) (13.8) Adjusted Cash SG&A 20.4 $ 18.4 $ 87.3 $ 86.2 $ 4th Quarter December YTD

Depreciation & Amortization Reconciliations

UHS
Universal | Hospital | Services®

(In millions)	4th Quarter		December YTD	
	2014	2013	2014	2013
Historical Medical Equipment Solutions Depreciation	$ 17.2	$ 18.3	$ 71.0	$ 72.4
Asset Impairment Charge	-	-	2.0	-
Total Medical Equipment Solutions Depreciation	17.2	18.3	73.0	72.4
Historical Clinical Engineering Solutions Depreciation	0.3	0.2	1.0	0.8
Total Clinical Engineering Solutions Depreciation	0.3	0.2	1.0	0.8
Historical Surgical Services Depreciation	1.7	1.4	5.8	5.1
ASC 805 Surgical Services Depreciation	0.2	0.2	0.9	1.0
Total Surgical Services Depreciation	1.9	1.6	6.7	6.1
Historical Gross Margin Depreciation	19.2	19.9	77.8	78.3
Gross Margin ASC 805 Depreciation	0.2	0.2	0.9	1.0
Asset Impairment Charge	-	-	2.0	-
Total Gross Margin Depreciation	19.4	20.1	80.7	79.3
Historical Selling, General, and Admin Depreciation	1.8	1.8	6.6	5.7
Total Selling, General, and Admin Depreciation	1.8	1.8	6.6	5.7
ASC 805 Selling, General, and Admin Amortization	3.1	3.4	12.8	13.8
Intangible Asset Impairment Charge	-	-	34.9	-
Total ASC 805 Selling, General, and Admin Amortization	3.1	3.4	47.7	13.8
Total Depreciation and Amortization	**$ 24.3**	**$ 25.3**	**$ 135.0**	**$ 98.8**